Exhibit 2.3
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

:
In re:	:
	:	Chapter 11 Case Nos.
ALPART JAMAICA INC. and	:	03-10144 and 03-10151
KAISER JAMAICA CORPORATION,	:	Jointly Administered Under
	:	Case No. 02-10429 (JKF)
:
Debtors.	:
:

SECOND MODIFICATION TO THE
THIRD AMENDED JOINT PLAN OF LIQUIDATION FOR
ALPART JAMAICA INC. AND KAISER JAMAICA CORPORATION

Daniel J. DeFranceschi (DE 2732)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899
Telephone: (302) 651-7700
Facsimile: (302) 651-7701
          - and -
Gregory M. Gordon (TX 08435300)
Henry L. Gompf (TX 08116400)
Troy B. Lewis (TX 12308650)
Daniel P. Winikka (TX 00794873)
JONES DAY
2727 North Harwood
Dallas, Texas 75201
Telephone: (214) 220-3939
Facsimile: (214) 969-5100
ATTORNEYS FOR DEBTORS AND
DEBTORS IN POSSESSION
Dated: November 22, 2005

     Subject to approval by the Bankruptcy Court and pursuant to this Second Modification to the Third Amended Joint Plan of Liquidation for Alpart Jamaica Inc. and Kaiser Jamaica Corporation, the Debtors effect the following changes to the Third Amended Joint Plan of Liquidation for Alpart Jamaica Inc. and Kaiser Jamaica Corporation (the “Plan”):
Modifications to the Plan
     Section 1.1(79) of the Plan is hereby amended in its entirety to read as follows:
     "‘PBGC Settlement Agreement’ means the agreement among KACC and the PBGC, dated as of October 14, 2004, as subsequently modified by the Modification of Kaiser/PBGC Settlement approved by the Bankruptcy Court pursuant to an order entered on October 26, 2005.”
     Section 2.4(c)(i)(B) of the Plan is hereby amended in its entirety to read as follows:
     "Plan Rejected by Subclass 3A or Subclass 3B. As a result of the failure of Subclass 3B to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, the obligations of holders of Senior Subordinated Note Claims relating to the contractual subordination provisions of the Senior Subordinated Note Indenture and the claims of holders of Senior Note Claims relating to the contractual subordination provisions of the Senior Subordinated Note Indenture, as such obligations and claims relate to AJI and KJC, will be preserved under the Plan to the extent enforceable under section 510(a) of the Bankruptcy Code, and the holders of Senior Note Claims are not entitled to receive the distribution described in Section 2.4(c)(i)(A). On the Effective Date, each holder of an Allowed Senior Note Claim will be entitled to receive Cash from the Unsecured Claims Trust Account equal to its Pro Rata Share of the amount equal to (i) 48.5% of the Public Note Percentage of the Cash deposited into the Unsecured Claims Trust Account on the Effective Date plus (ii) the amount determined pursuant to clause (b) of Section 1.1(90) less (iii) all amounts payable pursuant to Section 2.6(a). Pending entry of an order of the Bankruptcy Court pursuant to which the Bankruptcy Court will determine the respective entitlement of the holders of Allowed 9-7/8% Senior Note Claims, Allowed 10-7/8% Senior Note Claims and Allowed Senior Subordinated Note Claims, the Distribution Trustee will retain in the Unsecured Claims Trust Account an amount equal to 51.5% of the Public Note Percentage of Cash deposited into the Unsecured Claims Trust Account on the Effective Date, and any subsequent distributions to holders of Allowed Senior Note Claims will be made in accordance with such order of the Bankruptcy Court and giving effect to the payments made pursuant to the preceding sentence and after first providing for the payments, if any, to be made pursuant to Section 2.5(a) and 2.6(b).”
     Section 2.4(c)(ii)(B) of the Plan is hereby amended in its entirety to read as follows:
     "Plan Rejected by Subclass 3A or Subclass 3B. As a result of the failure of Subclass 3B to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, the obligations of holders of Senior Subordinated Note Claims relating to the contractual subordination provisions of the Senior Subordinated Note Indenture and the claims of holders of Senior Note Claims relating to the contractual subordination provisions of the Senior Subordinated Note Indenture, as such obligations and claims relate to AJI and KJC, will be preserved under the Plan to the extent enforceable under section 510(a) of the Bankruptcy Code, and the holders of Senior Subordinated Note Claims are not entitled to receive the distribution described in Section 2.4(c)(ii)(A). Pending entry of an order of the Bankruptcy Court pursuant to which the Bankruptcy Court will determine the respective entitlement of the holders of Allowed 9-7/8% Senior Note Claims, Allowed 10-7/8% Senior Note Claims and Allowed Senior Subordinated Note Claims, the Distribution Trustee will retain in the Unsecured Claims Trust Account an amount equal to 51.5% of the Public Note Percentage of Cash deposited into the Unsecured Claims Trust Account, and any subsequent distributions to holders of Allowed Senior Subordinated Note Claims will be made in accordance with such order of the Bankruptcy Court. Any distributions ultimately made to a holder of an Allowed Senior Subordinated Note Claim in accordance with this Section 2.4(c)(ii)(B) may be reduced by such holder’s proportional share of any and all fees and expenses payable to the Senior Subordinated Note Indenture Trustee pursuant to the Senior Subordinated Note Indenture, which will, subject to such Trustee’s right to seek payment by the Debtors of such fees and expenses pursuant to section 503(b)(5) of the Bankruptcy Code, be payable solely from such distributions.”

     The first sentence of Section 2.5(a) of the Plan is hereby amended to read as follows:
     “In accordance with Section 2.4(c)(i)(B), an amount equal to the Settlement Percentage of the Cash in the Unsecured Claims Trust Account that would otherwise have been distributed in respect of the Senior Subordinated Note Claims but which, after giving effect to the contractual subordination provisions of the Senior Subordinated Note Indenture and pursuant to Sections 2.4(c)(i) and 2.4(c)(ii) but prior to giving effect to any payments under this Section 2.5, is to be distributed to holders of Senior Note Claims will, in full and complete satisfaction of the claims of holders of 7-3/4% SWD Revenue Bonds asserted in the 7-3/4% SWD Revenue Bond Dispute in respect of the Debtors, be paid to the 7-3/4% SWD Revenue Bond Indenture Trustee for the benefit of holders of 7-3/4% SWD Revenue Bonds.”
     Section 9.4(b)(ii) of the Plan is hereby amended in its entirety to read as follows:
     "Plan Rejected by Subclass 3A or Subclass 3B. As a result of the failure of Subclass 3B to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, distributions to the holders of Allowed Claims in Subclass 3A will be made in accordance with Section 2.4(c)(i)(B).”
     The first sentence of Section 9.4(c)(ii) of the Plan is hereby amended to read as follows:
     “As a result of the failure of Subclass 3B to accept the Plan in accordance with section 1126(c) of the Bankruptcy Code, distributions, if any, to the holders of Allowed Claims in Subclass 3B will be made in accordance with Section 2.4(c)(ii)(B).”
     Section 9.4(e)(i) of the Plan is hereby amended in its entirety to read as follows:
     "Plan Accepted by Subclass 3A. In accordance with Section 2.4(c)(i)(B), on or as promptly as practicable on or after the Effective Date, the Disbursing Agent will make the payment, if any, to the 7-3/4% SWD Revenue Bond Indenture Trustee for the benefit of holders of 7-3/4% SWD Revenue Bonds pursuant to Section 2.5(a) and pay any amounts payable pursuant to Section 2.6(b).”

Dated: November 22, 2005	Respectfully submitted, ALPART JAMAICA INC.
	By:	/s/ John M. Donnan
		Name:	John M. Donnan
		Title:	Vice President and General Counsel

KAISER JAMAICA CORPORATION
	By:	/s/ John M. Donnan
		Name:	John M. Donnan
		Title:	Vice President and General Counsel

COUNSEL:
/s/ Daniel J. DeFranceschi
Daniel J. DeFranceschi (DE 2732)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899
Telephone: (302) 651-7700
Facsimile: (302) 651-7701
          — and —
Gregory M. Gordon (TX 08435300)
Henry L. Gompf (TX 08116400)
Troy B. Lewis (TX 12308650)
Daniel P. Winikka (TX 00794873)
JONES DAY
2727 North Harwood Street
Dallas, Texas 75201
Telephone: (214) 220-3939
Facsimile: (214) 969-5100
ATTORNEYS FOR DEBTORS AND
DEBTORS IN POSSESSION

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